UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 20, 2006
SCHERING–PLOUGH CORPORATION
(Exact Name of Registrant as Specified in its Charter)

New Jersey (State or Other Jurisdiction of Incorporation)	1-6571 (Commission File Number)	22-1918501 (IRS Employer Identification Number)
2000 Galloping Hill Road
Kenilworth, NJ 07033
(Address of Principal Executive Office)
Registrant’s telephone number, including area code: (908) 298-4000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Effective December 20, 2006, Schering-Plough entered into a new change of control employment agreement with Robert J. Bertolini, Executive Vice President and Chief Financial Officer. This agreement replaces the change of control employment agreement between Schering-Plough and Mr. Bertolini dated as of November 17, 2003, which expired.
Under the agreement, a three-year employment term (or a term lasting until age 65, if sooner) is triggered upon a change of control of Schering-Plough. During the change of control employment term, Mr. Bertolini is entitled to a position, authority, responsibilities, compensation and benefits commensurate with what he was entitled to before the change of control.
If, during the change of control employment term, Mr. Bertolini’s employment with Schering-Plough is terminated or his position changed, then Mr. Bertolini may be entitled to receive additional amounts, depending upon the reason for the termination, as specified in the change of control employment agreement.
The change of control employment agreement is filed as Exhibit 99.1 to this 8-K and is incorporated herein by reference.
Mr. Bertolini’s Letter Agreement dated November 4, 2003, which governs the terms of his employment other than following a change of control, continues in effect and is unchanged. It was included as Exhibit 10(e)(iii) to the 2005 10-K.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
The following exhibits are filed with this 8-K:
99.1	Employment Agreement between Schering-Plough Corporation and Robert J. Bertolini.
SIGNATURE(S)
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Schering-Plough Corporation

By:	/s/ Susan Ellen Wolf

Susan Ellen Wolf
Corporate Secretary,
Vice President — Corporate Governance and
Associate General Counsel

Date: December 21, 2006
Exhibit Index
The following exhibits are filed with this 8-K:

Exhibit No.	Description
99.1	Employment Agreement between Schering-Plough Corporation and Robert J. Bertolini.